EXHIBIT 1
                                                                       ---------

                                    AGREEMENT

      Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of DSET Corporation.

      This agreement may be executed in any number of counterparts, each of which shall be deemed an original.

      EXECUTED this 11 day of February, 2000.

SUMMIT VENTURES IV, L.P.                                   *
                                                    ----------------------------
By: Summit Partners IV, L.P.                         E. Roe Stamps, IV

                                                           *
                                                    ----------------------------
By: Stamps, Woodsum & Co. IV                         Stephen G. Woodsum


By:       *                                                *
    ---------------------------                     ----------------------------
     E. Roe Stamps, IV                               Gregory M. Avis
     General Partner


SUMMIT INVESTORS II, L.P.                                  *
                                                    ----------------------------
                                                     Martin J. Mannion
By:       *
     --------------------------
     General Partner                                       *
                                                    ----------------------------
                                                     Bruce R. Evans

SUMMIT PARTNERS IV, L.P.                                   *
                                                    ----------------------------
                                                     Walter G. Kortschak
By: Stamps, Woodsum & Co. IV

                                                           *
By:       *                                         ----------------------------
     --------------------------                      Thomas S. Roberts
     E. Roe Stamps
     General Partner
                                                           *
                                                    ----------------------------
                                                     Joseph F. Trustey


                              Page 21 of 34 Pages
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STAMPS, WOODSUM & CO. IV

By:       *                                                *
     --------------------------                      ---------------------------
     E. Roe Stamps                                    Kevin P. Mohan
     General Partner

                                                           *
                                                     ---------------------------
                                                      Peter Y. Chung


                                                 *By: /s/ Thomas F. Farb
                                                      --------------------------
                                                          Thomas F. Farb
                                                          Attorney-in-Fact


--------------------------------------------------------------------------------
* Pursuant to Powers of Attorney on file with the Commission, which Powers of Attorney are incorporated herein by reference. Copies of such Powers of Attorney are attached hereto as Exhibit 2.
                                      ---------

                              Page 22 of 34 Pages